UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2014

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

New Corporate Headquarters

On July 10, 2014, Tesco Corporation (the "Company") entered into an Office Lease Agreement by and between the Company and TDC Clay, L.P. (the "Office Lease") under which the Company will lease its news corporate headquarters facility, as the Company's current lease, as amended, will expire on June 10, 2015. Pursuant to the Office Lease, the Company will lease approximately 26,500 square feet of office space to be built in Houston, Texas, USA, less than a mile from the Company's current Houston headquarters office.

The lease has a 124-months term with initial annual base rent of approximately $616,000, and annual rent increases of 2%.

The foregoing descriptions of the terms of the Office Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Office Lease which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: July 11, 2014	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel